News Release

Medgenics Appoints Former Celgene CEO Dr. Sol Barer as Chairman of the Board

Barer led biotechnology company Celgene to $25 billion market capitalization

MISGAV, Israel and SAN FRANCISCO (July 2, 2012) Medgenics, Inc. (NYSE MKT: MDGN and AIM: MEDU, MEDG), the developer of BiopumpTM, a novel technology for the sustained production and delivery of therapeutic proteins in patients using their own tissue, today announced that former Celgene Corporation Chairman and Chief Executive Officer, Sol J. Barer, PhD. (age 65) has been appointed as Chairman of the Board. Eugene Bauer, M.D., who has served as Chairman since 2005, will continue his active involvement as a Director and consultant to the company.

“It is an honor and a great day for Medgenics to welcome Dr. Barer as Chairman of our Board. An energetic leader, Dr. Barer brings the extensive knowledge, experience, and vision he demonstrated in helping build Celgene into a $25 billion biotech leader, to help us drive Medgenics towards a full realization of the potential we see for our technology,” stated Andrew L. Pearlman, Ph.D., President and Chief Executive Officer of Medgenics. “We view Dr. Barer’s decision to join Medgenics as testament to our technology and its potential to transform protein therapeutics to the benefit of patients, doctors and payers.”

Dr. Barer spent most of his professional career with Celgene Corporation, one of the largest, global biopharmaceutical companies, with a market capitalization of approximately $25 billion, products in over 70 countries with revenues of $4.7 billion in 2011. He was Chairman of Celgene from January 2011 until June 2011, Executive Chairman from June 2010 until January 2011 and Chairman and Chief Executive Officer from May 2006 until June 2010. Previously, he was appointed President in 1993 and Chief Operating Officer in 1994 before assuming the CEO position. He also served as Senior Vice President, Science and Technology, and Vice President/General Manager, Chiral Products, from October 1990 to October 1993, and Vice President, Technology, from September 1987 to October 1990. Dr. Barer also is a consultant to Celgene on strategic matters and research and development.

“I am extremely pleased to join Medgenics as Chairman of the Board and to be part of a revolutionary approach addressing the $130 billion annual protein therapy market,” stated Dr. Barer.

Dr. Bauer added, “I have known Dr. Barer for some time through mutual business interactions. His joining the Board of Medgenics is a transformational event in the Company’s evolution and represents, for me, an independent validation of the potential power of the Medgenics technology. It is a privilege to work with him.”

Dr. Barer serves as a director and scientific advisor to several public and private corporations, and sits on the board of trustees for several not-for profit organizations. Dr. Barer holds numerous professional awards from organizations around the world including universities and foundations.

In connection with Dr. Barer’s appointment, the Compensation Committee of Medgenics’ Board of Directors granted Dr. Barer an inducement award consisting of stock options covering up to 900,000 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), at a per share exercise price of $ 10.80, representing the closing price of the Common Stock on the last trading day before the grant date.  300,000 shares underlying such options vested immediately and the remaining underlying shares will vest equally on each of the first and second anniversaries of Dr. Barer’s appointment, subject to his continuous service through each vesting date.  The Compensation Committee of Medgenics’ Board of Directors, which is comprised solely of independent directors, granted this award on June 30, 2012 pursuant to a stand-alone award agreement outside of Medgenics’ Stock Incentive Plan as inducements material to Dr. Barer’s acceptance of his appointment to the Board of Directors and his position as Chairman of the Board in accordance with Section 711 of the NYSE MKT Company Guide and subject to approval of NYSE MKT of an additional listing application covering the shares underlying such options. Medgenics has filed with the U.S. Securities and Exchange Commission, earlier today, a Current Report on Form 8-K regarding the appointment of Dr. Barer which includes a full description of this inducement grant.

About Medgenics

Medgenics is developing and commercializing Biopump™, a proprietary tissue-based platform technology for the sustained production and delivery of therapeutic proteins using the patient's own skin biopsy for the treatment of a range of chronic diseases including anemia, hepatitis, and hemophilia, among others. Medgenics believes this approach has multiple benefits compared with current treatments, which include regular and costly injections of therapeutic proteins.

Medgenics has three long-acting protein therapy products in development based on this technology:

•	EPODURETM to produce and deliver erythropoietin for many months from a single administration, which has demonstrated elevation and stabilization of hemoglobin levels in anemic patients for periods of six months to more than 36 months in a Phase I/II dose-ranging trial in Israel and has received approval for a Phase IIa trial in dialysis patients and is in the process of launching the trial in Israel. An Investigational New Drug application has been cleared by the FDA to initiate a Phase IIb study to evaluate the safety and efficacy of EPODURE in the treatment of anemia in dialysis patients in the U.S.
•	INFRADURETM for sustained production and delivery of interferon-alpha for use in the treatment of hepatitis is awaiting final approval of the Israeli Ministry of Health of two Phase I/II trials in Israel in hepatitis C, slated to commence Q3 2012 and has received Orphan Drug designation from the FDA to treat hepatitis D.
•	HEMODURETM for sustained production and delivery of clotting Factor VIII therapy for the sustained prophylactic treatment of hemophilia is now in development.

Medgenics is focused on the development and manufacturing of its innovative Biopumps, aiming to bring them to market via strategic partnerships with major pharmaceutical and/or medical device companies.

In addition to treatments for anemia, hepatitis and hemophilia, Medgenics plans to develop and/or out-license a pipeline of future Biopump products targeting the large and rapidly growing global protein therapy market, which is forecast to reach $132 billion in 2013. Other potential applications for Biopumps include multiple sclerosis, arthritis, pediatric growth hormone deficiency, obesity and diabetes.

Forward-looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, which include all statements other than statements of historical fact, including (without limitation) those regarding the Company's financial position, its development and business strategy, its product candidates and the plans and objectives of management for future operations. The Company intends that such forward-looking statements be subject to the safe harbors created by such laws. Forward-looking statements are sometimes identified by their use of the terms and phrases such as "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning, "expect," "believe," "will," "will likely," "should," "could," "would," "may" or the negative of such terms and other comparable terminology. All such forward-looking statements are based on current expectations and are subject to risks and uncertainties. Should any of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. Accordingly, no undue reliance should be placed on these forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. As a result of these factors, the events described in the forward-looking statements contained in this release may not occur.

Contact:

Medgenics, Inc.

Dr. Andrew L. Pearlman, +972 4 902 8900

andrew.pearlman@medgenics.com

or

LHA

Anne Marie Fields, 212-838-3777

afields@lhai.com

@LHA_IR_PR

or

Abchurch Communications

Adam Michael/Joanne Shears/Jamie Hooper

+44 207 398 7719

jamie.hooper@abchurch-group.com

or

Nomura Code Securities (NOMAD & Joint Broker)

Jonathan Senior/Giles Balleny,

+44 207 776 1200

or

SVS Securities plc (Joint Broker)

Alex Mattey/Ian Callaway

+44 207 638 5600

@yahoofinance on Twitter, become a fan on Facebook

###